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                                   Exhibit 23

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 33-8948, 33-22219, 333-04399, 333-42751 and
333-79199) of Zenith National Insurance Corp. of our report dated June 5, 2000 relating to the financial statements and supplemental schedules of The Zenith 401(k) Plan as of December 31, 1999 and 1998, and for the year ended December 31, 1999, which appears in this Form 11-K.




                                                      PricewaterhouseCoopers LLP
Los Angeles, California
June 9, 2000